                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): April 13, 1998


                       AMERICAN INDUSTRIAL PROPERTIES REIT
               (Exact Name of Registrant as Specified in Charter)


            TEXAS                      1-9016                 75-6335572

(State or Other Jurisdiction of    (Commission File        (I.R.S. Employer
Incorporation or Organization)         Number)           Identification Number)


              6210 N. Beltline Road, Suite 170, Irving, Texas 75063
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 756-6000



                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

          On April 13, 1998, a purported class action lawsuit (the "Lawsuit"), which was filed on behalf of the former limited partners of USAA Income Properties III Limited Partnership in the United States District Court of the Western District of Texas, San Antonio Division, was served upon USAA Properties III, Inc., Edward B. Kelley, USAA Real Estate Company, United Services Automobile Association and American Industrial Properties REIT (the "Trust"). The Lawsuit alleges, among other things, breaches of fiduciary duty in connection with the merger of USAA Real Estate Investments I, a California Limited Partnership, USAA Real Estate Investments II Limited Partnership, USAA Income Partners III Limited Partnership, and USAA Income Properties IV Limited Partnership with and into the Trust.

          The Lawsuit seeks, among other things, both compensatory and punitive damages, including attorneys' fees and expenses. The Trust believes that the plaintiffs' claims are without merit and intends to defend vigorously against the Lawsuit.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMERICAN INDUSTRIAL PROPERTIES REIT



                                          /s/ Marc A. Simpson
                                         -------------------------------------
                                              Marc A. Simpson
                                              Chief Financial Officer

Dated: April 20, 1998